RESTATED

                       CERTIFICATE OF INCORPORATION
                                     OF
                     THE INVESTMENT COMPANY OF AMERICA

 THE INVESTMENT COMPANY OF AMERICA, a Delaware corporation, hereby certifies as follows:

 1. The original Certificate of Incorporation of THE INVESTMENT COMPANY OF AMERICA was filed with the Delaware Secretary of State on August 28, 1933.

 2. A composite Certificate of Incorporation was filed with the Delaware Secretary of State on August 11, 1969, and subsequently other instruments with respect thereto have also been filed, including a Certificate of Amendment filed June 28, 1976, a Certificate of Amendment filed May 2, 1977, and a Certificate of Correction to the Certificate of Amendment filed on June 28, 1976.

 3. The Restated Certificate of Incorporation was duly adopted by the Board of Directors at its meeting on July 19, 1978. The Restated Certificate only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of THE INVESTMENT COMPANY OF AMERICA, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate, except that Article VIII of the Certificate of Incorporation is omitted pursuant to Section 245(c) of the General Corporation law of Delaware, with the result that subsequent Articles are renumbered. The Restated Certificate of Incorporation is as follows:

                                   ARTICLE I

 The name of the Corporation is The Investment Company of America.

                                   ARTICLE II

 The principal office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its Resident Agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

                                  ARTICLE III

 The nature of the business and the objects and purposes to be promoted or carried on are as follows:

 1. To conduct and carry on the business of an investment trust or investment company of the general management type.

 2. To invest and reinvest the property and assets of the Corporation in securities of different types and classes and in other personal property without limitation or restriction except for the specific restrictions hereinafter set forth.

 3. To make loans of any or all of its moneys or other property, with or without security, and in such manner and on such terms, and for such periods as it may determine.

 4. The Corporation shall not borrow any money.

 5. To participate and engage in underwritings and all other activities relating to distribution of, and investment in, securities and to take part in syndicates.

 6. To act as financial or fiscal agent for any party and as such to manage, control and deal with, in any and every way whatsoever, the property, holdings, investments and business interests thereof.

 7. To endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other corporation, or other party if the Corporation is interested in such obligation, contract or engagement.

 8. To purchase, retire, redeem, hold, sell, reissue, and transfer shares of its own capital stock, and any options to purchase shares of its own capital stock, and any bonds, debentures or other securities issued by it; and to apply to such purchase, retirement or acquisition any funds or property of the Corporation, whether capital or surplus or otherwise, as may be permitted by law.

 9. To have and exercise any and all powers which may be held by any corporation created under the general provisions of the General Corporation Law of Delaware (as now existing and as hereafter amended) as distinguished from any corporation of special class or type organized under the special provisions and requirements of said law.

 10. To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objects and purposes of the Corporation, and to do any and all such acts either as principal or in the capacity of agent, broker, factor, underwriter, contractor, or otherwise.

 The provisions of this Article III are, notwithstanding anything therein to the contrary, subject and subordinate to the investment restrictions set forth in the succeeding Article IV, and shall in no event be deemed to authorize or permit any violation of such investment restrictions; the provisions of this
Article III are likewise subject and subordinate to the provisions of Article VII hereof.

                                   ARTICLE IV

 1. The Corporation shall make no investment:

(a) In real estate,

(b) Which involves promotion or business management by the Corporation,

(c) In any security about which reliable information is not available with respect to history, management, assets, earnings, and income of the issuer,

(d) If the investment would subject the Corporation to unlimited liability,

(e) If the investment would cause more than 5% of the property and assets of the Corporation, as they exist at the time of investment, to be invested in the securities of any one issuer,

(f) If the investment would cause more than 20% of the property and assets of the Corporation, as they exist at the time of the investment, to be invested in securities issued by companies in one industry,

(g) If the investment would cause the Corporation to own more than 10% of any class of securities of any one issuer,

(h) in any security which has not been placed by the Board of Directors on the "Eligible List" of securities deemed suitable for investment by the Corporation.

 The foregoing restrictions shall not apply to deposits in banks, or purchase of certificates of deposit in banks, or bankers' acceptances, or to the making of call and time loans, or to the purchase of securities issued or fully guaranteed by the United States Government. The restrictions shall not operate to require the sale of any property by reason of circumstances arising subsequent to its acquisition, which would cause it to be ineligible for acquisition hereunder. The restrictions shall not apply to the acquisition by the Corporation of any security or property in full or partial satisfaction of any claim or demand, or as a distribution on any security owned by the Corporation; nor shall the restrictions apply to the exercise of any rights distributed on any security owned by the Corporation; but if any security or property so acquired would not be permitted as an investment by the Corporation, it shall be converted into an investment permitted by this Article, as soon as is reasonably practicable. Current market values shall be used in applying the percentages set forth in subparagraphs (e) and (f) above.

 2. The Corporation shall not purchase any securities on margin.

 3. The Corporation shall not sell securities short.

 4. For the purposes of the foregoing provisions of this Article IV, other than subparagraph (h) of paragraph 1, property acquired by the Corporation through merger, consolidation, or acquisition of substantially all of the assets of any other corporation, shall not be considered an "investment" until four (4) months after consummation of such merger, consolidation or acquisition.

                                   ARTICLE V

 There shall be an Advisory Board which shall be constituted and function in accordance with the following provisions of this Article V:

 1. The Board of Directors of the Corporation shall continuously maintain an Advisory Board of not less than five nor more than fifteen members who, because of their experience and familiarity with specific industries and economic conditions, are, in the judgment of the Board of Directors, qualified to advise with respect to investments in various fields. Members of the Advisory Board may but need not be stockholders. Members of the Advisory Board shall serve for a term of one year or such longer term as may be approved by the Board of Directors and each member of the Advisory Board at the time of his or her acceptance of office. The terms of all members need not be the same. Members of the Advisory Board shall receive such compensation for their services and reimbursement of their expenses, as may from time to time be determined by the Board of Directors.

 2. The Board of Directors may consult the Advisory Board from time to time in such manner as it deems appropriate. The Advisory Board is not charged with the duty and responsibility of establishing the investment policy of the Corporation or of determining the types and character of investments acquired or held. The entire Advisory Board may be assembled in meetings, on a regional or other basis.

 3. Members of the Advisory Board shall not be individually liable except with respect to acts involving such members' willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such members' respective offices.

 4. The maintenance of the Advisory Board shall in no way restrict the powers of the Board of Directors of the Corporation nor limit its responsibilities or obligations except as specifically provided in this Article V.

                                   ARTICLE VI

 The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 Common shares, each to have a par value of $1.00.

                                  ARTICLE VII

 The Corporation shall, on any day on which the New York Stock Exchange is open, on the request of any registered owner of Common shares, redeem such shares at the price, in the manner, and on the terms and conditions set forth below:

  1. The certificates for the shares to be redeemed must be tendered to the Corporation for purchase during business hours on a day on which the New York Stock Exchange is open, at an office of the Corporation designated by the Board of Directors for receipt of such tenders. Redemption of such shares by the Corporation is subject to such reasonable requirements as may be imposed by the Corporation or the Corporation's transfer agent. Certificates tendered on business days on which the New York Stock Exchange is not open will be considered to have been tendered on the next succeeding business day on which the New York Stock Exchange is open.

 2. The redemption price of the shares shall be a sum equal to 100% of their net asset value. The time of such computation of net asset value for this purpose shall be determined in the discretion of the Corporation, but shall be not later than the close of the New York Stock Exchange on the day on which said tender is made; however, if the tender is made after the close of the New York Stock Exchange, said time shall be determined in the discretion of the Corporation but shall be not later than the close of the New York Stock Exchange on the next day on which the New York Stock Exchange is open.

 3. Net asset value of the Corporation's Common shares, for the purpose of fixing the offering price of the shares and the price at which the shares shall be repurchased by the Corporation, shall be determined in the following manner:
Securities owned by the Corporation shall be valued at market value, or in the absence of readily available market quotations at fair value, both as determined in good faith by, or pursuant to methods prescribed or approved by, the Board of Directors. The value of all other assets shall be added to the value of securities to determine the total assets of the Corporation. There shall be deducted from the total assets the liabilities of the Corporation, including proper accruals for taxes and other expense items. The value of the Corporation's net assets shall then be divided by the total number of shares outstanding (excluding treasury shares) and the result shall be the net asset value of one outstanding Common share. If the redemption price (100% of net asset value) on one Common share, so computed, includes a fraction of a cent, the redemption price shall be fixed at the nearest full cent."

 4. The redemption price shall be paid in cash or by check on current funds. The redemption price shall be paid on or before the seventh (7th) day following the day on which the shares are properly tendered for redemption hereunder, except as further postponement of the date of payment may be permissible under the Federal Investment Company Act of 1940 by reason of closing of, or restriction of trading on, the New York Stock Exchange, or other emergency, or otherwise.

 5. Redemption is conditional upon the Corporation having funds or property legally available therefor.

 6. From and after the time of determination of the redemption price the owner shall, with respect to said shares, cease to be a stock-holder of the Corporation and shall have only the right to receive the redemption price, in accordance with the provisions hereof. The shares so redeemed may be held in the treasury of the Corporation (and may be resold), or may be retired, as the Board of Directors determines.

 7. The Corporation may at any time repurchase Common shares of its Capital Stock in the open market, at private sale, or otherwise, out of funds legally available therefor, at a price based upon but not exceeding the net asset value determined at such times as may be established by resolution of the Board of Directors consistent with any applicable rules promulgated by the Securities and Exchange Commission under the Federal Investment Company Act of 1940.

                                  ARTICLE VIII

 The Corporation is to have perpetual existence.

                                   ARTICLE IX

 The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

                                   ARTICLE X

 In furtherance and not in limitation of the powers otherwise conferred, the Board of Directors of the Corporation is expressly authorized:

 1. To exercise in behalf of the Corporation all powers held by it except as otherwise provided herein, or by amendments hereto, or by the laws of Delaware or the By-Laws of the Corporation.

 2. To employ any agency or instrumentality, incorporated or unincorporated, to render management services of any nature with respect to conduct of the business of the Corporation, and to manage or direct the business and activities of the Corporation to such an extent as the Board of Directors may determine from time to time, whether or not the procedure involves delegation of functions usually or customarily performed by the Board of Directors or officers of the Corporation; to enter into any contracts, agreements or arrangements with respect to the foregoing which are deemed by the Board of Directors to be appropriate.

 3. To make, amend, or repeal the By-Laws of the Corporation, including By-Laws fixing or changing the number of directors, subject, however, to the power vested in and reserved to the stockholders having general voting power, to modify or rescind any such action by affirmative vote or written order, direction or consent of the holders of a majority of the outstanding stock of the Corporation having general voting power, which said power of modification and rescission is vested in and reserved to such stockholders.

                                   ARTICLE XI

 Election of directors of the Corporation may, but need not be, by ballot.

                                  ARTICLE XII

 Any director, officer, agent, or employee of the Corporation may be suspended or removed at any time by the affirmative vote or written order or direction of the holders of a majority of the outstanding stock having general voting power.

                                  ARTICLE XIII

 Both stockholders and directors of the Corporation shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and to keep the books of the Corporation outside of the State of Delaware in such places as may from time to time be designated by the Board of Directors.

                                  ARTICLE XIV

 The Corporation shall be entitled to treat the person in whose name any share of the Capital Stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatever, and shall be entitled to treat the person in whose name any right, option, or privilege to purchase shares of the Capital Stock of the Corporation is registered as the owner thereof for all purposes whatever; the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or such right, option, or privilege to purchase a share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by statute.

                                   ARTICLE XV

 No holder of any of the shares of the Capital Stock of the Corporation, or of any rights, options, or privileges to purchase shares of the Capital Stock of the Corporation, or of any bonds, debentures, certificates of indebtedness, or other securities convertible into or exchangeable for shares of the Capital Stock of the Corporation, shall be entitled as of right to purchase or to subscribe for or receive any unissued or reacquired shares of stock of the Corporation at any time authorized or any rights, options, or privileges to purchase unissued or reacquired shares of stock of the Corporation, or to purchase or subscribe for or receive any bonds, debentures, certificates of indebtedness, or other

 Securities convertible into or exchangeable for shares of the Capital stock of the Corporation; but any unissued or reacquired shares of Capital Stock, rights, options, privileges, bonds, debentures, certificates of indebtedness, or other securities, may be issued or reissued and disposed of by the Board of Directors to such persons as the Board of Directors may in its sole discretion determine without offering any thereof to holders of shares, rights, options, privileges, bonds, debentures, certificates of indebtedness, or other securities of the Corporation.

 IN WITNESS WHEREOF, THE INVESTMENT COMPANY OF AMERICA has caused its corporate seal to be hereunto affixed and this Certificate to be signed on its behalf by Robert L. Cody, its President, and to be attested on its behalf by James W.
Ratzlaff, its Secretary, this   3rd   day of August, 1978.

THE INVESTMENT COMPANY OF AMERICA

By
Robert L. Cody, President

ATTEST:
James W. Ratzlaff, Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                       THE INVESTMENT COMPANY OF AMERICA

 We, the undersigned, being a duly elected Vice President and Assistant Secretary of the Investment Company of America (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify:

 FIRST: That at a meeting duly held on May 15, 1991, the Board of Directors of the Company approved proposed amendments of the Certificate of Incorporation of the Company, declaring said amendments to be advisable and authorizing the proposed amendments to be presented to the shareholders of the Company at the next Annual Meeting of Shareholders for their consideration. The proposed amendments are as follows:

 Article VI. to be amended to read:

                                 "ARTICLE VI."

"The total number of shares of stock which the Corporation shall have authority to issue is one billion (1,000,000,000) Common shares of capital stock of the par value of $1 each, all of one class, and of the aggregate par value of one billion dollars ($1,000,000,000)."

 Article VII. to be amended to add a new paragraph to read:

                                 "ARTICLE VII."

"(8) In addition, the Company shall, to the extent permitted by applicable law, have the right at any time to redeem the Common shares owned by any holder of capital stock of the Company if the value of such shares in the account of such holder is less than the required minimum initial investment amount applicable to that account as set forth in the Company's current registration statement under the Investment Company Act of 1940, and subject to such further terms and conditions as the Board of Directors of the Company may from time to time adopt."

 SECOND: That at the Annual Meeting of Shareholders held June 27, 1991, pursuant to notice duly given, the holders of a majority of the outstanding Common shares of the Company's Capital Stock voted in favor of the above referenced amendments.

 THIRD: That the above-referenced amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended.

 IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed on behalf of The Investment Company of America by its duly authorized officers this 18th day of July, 1991.

 IN WITNESS WHEREOF, we, Thomas E. Terry, Vice President of The Investment Company of America, and William J. O'Brien, Assistant Secretary of The Investment Company of America, have signed this certificate and caused the Corporation to be hereunto fixed this 18th day of July, 1991.

THE INVESTMENT COMPANY OF AMERICA
(seal)

By
Thomas E. Terry, Vice President

ATTEST
William J. O'Brien
Assistant Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                       THE INVESTMENT COMPANY OF AMERICA

 We, the undersigned, being a duly elected Vice President and Secretary of the Investment Company of America (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify:

 FIRST: That at a meeting duly held on February 16, 1994, the Board of Directors of the Company approved the proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and authorizing the proposed amendment to be presented to the shareholders of the Company at the next Annual Meeting of Shareholders for their consideration. The proposed amendment is as follows:

 Article VI. to be amended to read:

                                 "ARTICLE VI."

"The total number of shares of stock which the Corporation shall have authority to issue is two billion (2,000,000,000) Common shares of capital stock of the par value of $1 each, all of one class, and of the aggregate par value of two billion dollars ($2,000,000,000)."

 SECOND: That at the Annual Meeting of Shareholders held April 28, 1994, pursuant to notice duly given, the holders of a majority of the outstanding Common shares of the Company's Capital Stock voted in favor of the above referenced amendment.

 THIRD: That the above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended.

 IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed on behalf of The Investment Company of America by its duly authorized officers this 8th day of June, 1994.

 IN WITNESS WHEREOF, we, William R. Grimsley, Vice President of The Investment Company of America, and Vincent P. Corti, Secretary of The Investment Company of America, have signed this certificate and caused the Corporation to be hereunto fixed this 8th day of June, 1994.

THE INVESTMENT COMPANY OF AMERICA
(seal)

By
William R. Grimsley
Vice President

ATTEST
Thomas E. Terry
Secretary